UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Wright Brothers Drive

Salt Lake City, UT 84116

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

PolarityTE, Inc. (the “Company”, “we” or “us”) entered into an Equity Purchase Agreement on December 5, 2019 (the “Purchase Agreement”) with Keystone Capital Partners, LLC (“Keystone”). Pursuant to the terms of the Purchase Agreement, Keystone has agreed to purchase from us up to $25,000,000 of shares of our common stock (the “Purchase Shares”), subject to certain limitations, at our direction from time to time during the 36-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Keystone (the “Registration Rights Agreement”), pursuant to which we agreed to register the sale of the shares of our common stock that we issue to Keystone pursuant to the Purchase Agreement under our existing shelf registration statement on Form S-3 (File No. 333-229584) or a new registration statement.

Beginning ten business days after the date of the Purchase Agreement, we have the right, in our sole discretion, to present Keystone with an initial purchase notice for an aggregate amount of Purchase Shares not to exceed $250,000. Thereafter, we may present Keystone with purchase notices, each directing Keystone to purchase up to $2,500,000 of shares of our common stock. Any purchase notice must be received by Keystone no less than five calendar days after any previous purchase notice. Keystone may not assign or transfer its rights and obligations under the Purchase Agreement.

The purchase price per share is based on the market price of our common stock as computed under the Purchase Agreement, subject to a floor price. The purchase price per share for each purchase will be equal to the greater of 90% of the volume weighted average price of our common stock during the five trading days prior to the purchase notice date, and the floor price of $2.00 per share.

Under applicable Nasdaq rules, the aggregate number of shares that we can sell to Keystone under the Purchase Agreement may in no case exceed 19.99% of the common stock outstanding immediately before the execution of the Purchase Agreement (the “Exchange Cap”), unless we obtain stockholder approval to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply. In any event, the Purchase Agreement specifically provides that we may not issue any shares of our common stock under the Purchase Agreement if such issuance would breach any applicable rules or regulations of The Nasdaq Capital Market.

The Purchase Agreement also provides that we may not issue or sell, and Keystone may not purchase or acquire, any shares of our common stock under the Purchase Agreement if those shares, when aggregated with all other shares of our common stock then beneficially owned by Keystone, would result in Keystone and its affiliates exceeding the beneficial ownership limitation, which is 9.99% of our then issued and outstanding common stock.

As consideration for Keystone’s commitment to purchase shares of common stock pursuant to the Purchase Agreement, we will pay to Keystone a cash fee of $250,000 on the date of the Purchase Agreement and $50,000 every six months following the date of the initial purchase notice during the term of the Purchase Agreement.

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The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Keystone has covenanted not to in any manner whatsoever enter into or effect, directly or indirectly, any short sale of the common stock or any hedging transaction, which establishes a net short position with respect to the common stock. We may terminate the Purchase Agreement at any time, at our sole discretion, without any cost or penalty. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We may deliver Purchase Notices to Keystone under the Purchase Agreement in light of our capital needs from time to time, subject to market conditions and the limitations contained in the Purchase Agreement. We expect to use any proceeds that we receive under the Purchase Agreement for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or products that we believe are complementary to our own, although we currently have no plans, commitments or agreements with respect to any such acquisitions. The number of shares of common stock and the per share prices of common stock issuable under the Purchase Agreement are subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained in them, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties. Rather, for information about us, investors and the public should look to disclosures contained in our annual, quarterly and current reports we file with the SEC.

The foregoing descriptions of the terms and conditions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached to this Report as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated into this Report by reference. We issued a press release regarding the Purchase Agreement on the date of this Report. The full text of the press release is furnished as Exhibit 99.1 to this Report.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of our common stock discussed in this Report, nor shall there be any offer, solicitation, or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01. Other Events

Update on the SEC Investigation

As disclosed previously, on September 7, 2018, the SEC filed a complaint in the U.S. District Court for the Southern District of New York captioned SEC v. Honig et al., No. 1:18-cv-01875 (S.D.N.Y. 2018) (the “Honig Lawsuit”) alleging that certain persons, including John Stetson, our former Chief Financial Officer and Chief Investment Officer, Barry Honig, who is a former officer and director and currently a greater than 5% shareholder of the Company, and Michael Brauser, who is a former director and currently a greater than 5% shareholder of the Company, manipulated the price of securities of three public companies (none of which is PolarityTE). This complaint, which was amended on March 8, 2019 (as amended, the “Complaint”), alleges that the defendants violated the anti-fraud and other provisions of the Securities Act, the Exchange Act and SEC rules promulgated thereunder by writing, or causing to be written, false or misleading promotional articles, engaging in a variety of other manipulative trading practices as well as filing false reports of their beneficial ownership or failure to file reports of their beneficial ownership when required to do so.

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As disclosed previously, on March 1, 2019, following our receipt and response to a request for information and document preservation from the SEC, we received a subpoena from the SEC requesting documents related to Barry Honig, John Stetson, Michael Brauser, and others associated with the Company in or around December 2016. The subpoena requests, among other things, (i) communications and agreements between us and, among others, John Stetson, Barry Honig and Michael Brauser, (ii) information related to the transaction pursuant to which Majesco Entertainment Company acquired PolarityTE NV and its regenerative medicine business, (iii) information related to the performance of and communications with regulators regarding SkinTE, our lead product, and (iv) any promotion of the Company or its securities.

Since March 2019, the Company has received additional subpoenas seeking documents on these and other topics. The documents and information requested in the subpoenas include materials concerning (i) the circumstances under which the Company placed Denver Lough, former Chief Executive Officer, and Naveen Krishnan, former Vice President of Analytics, on paid administrative leave, (ii) termination and separation agreements with former employees, and (iii) certain commercialization metrics included in Company disclosures. The Company has provided documents and information to the SEC in response to these requests and expects to make additional productions in response to the subpoenas. The Company has endeavored to cooperate fully with the SEC in producing documents and information requested.

Employment and Retaliation Issues

On May 31, 2019, the Company placed Denver Lough, the former Chief Executive Officer, on paid administrative leave, which was publicly reported on June 4, 2019. On August 26, 2019, the Company publicly reported the resignation by Dr. Lough from his positions as an officer and director of the Company and the terms agreed with the Company pertaining to that resignation. Also in May 2019, the Company placed Naveen Krishnan, former Vice President of Analytics, on paid administrative leave. In June 2019, the SEC issued one of the additional subpoenas mentioned above, which included a request for documents and information concerning the circumstances under which Drs. Lough and Krishnan were placed on paid administrative leave. The Company terminated Dr. Krishnan’s employment on July 12, 2019.

In October 2019, the Company received from counsel for Dr. Krishnan a letter (“Krishnan Letter”) claiming that his termination was unlawful retaliation in violation of the Sarbanes Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and that Dr. Krishnan was wrongfully terminated in violation of the public policy of Utah. Specifically, Dr. Krishnan claims that the Company’s leadership mistreated, marginalized, and suspended Dr. Krishnan after he allegedly raised concerns about the accuracy of the Company’s representations to the public in May 2019 and before regarding certain commercial metrics as indicators of performance, including commercial account definitions and numbers, sales cycle timelines and a graphical representation of wound types and sizes. The Krishnan Letter does not contain any claim that the Company’s financial information reported to the public is inaccurate. The Company believes the assertions in the Krishnan Letter are without merit and is proceeding in the same manner it would with respect to any employment related claim by a former employee.

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the Company’s ability to satisfy the conditions in the Purchase Agreement to direct Keystone to make purchases of common stock and thereby generate the net proceeds it intends to use, and the risk and uncertainties associated with uncertainties in the Company’s business, including those risks described in the Company’s periodic reports it files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement dated December 5, 2019
10.1	Equity Purchase Agreement dated December 5, 2019
99.1	Press Release dated December 5, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: December 5, 2019	/s/ Paul Mann
Paul Mann
Chief Financial Officer

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